Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended March 31, 2025
NEWPORT, RI - May 12, 2025 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2025.
FIRST QUARTER 2025 RESULTS

•Net loss attributable to Pangaea of $2.0 million, or $0.03 per share
•Adjusted net loss attributable to Pangaea of $2.2 million, or $0.03 per share
•Adjusted EBITDA of $14.8 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $11,390 per day
•Pangaea’s TCE rates exceeded the weighted average Baltic Panamax, Supramax, and Handysize indices by 33%
•Announces $15million share repurchase authorization
•Declared quarterly cash dividend of $0.05 per common share

For the three months ended March 31, 2025, Pangaea reported non-GAAP adjusted net loss of $2.2 million, or $0.03 per share, on total revenue of $122.8 million. First quarter TCE rates decreased 36% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, increased 41% to 5,210 days, when compared to the year-ago period. The increase in shipping days relative to the year-ago period was primarily attributable to the acquisition of fifteen handy-sized vessels, which was completed at the end of the fourth quarter of 2024.

The TCE earned was $11,390 per day for the three months ended March 31, 2025, compared to an average of $17,697 per day for the same period in 2024. During the first quarter ended March 31, 2025, the Company’s average TCE rate exceeded the benchmark weighted average Baltic Panamax, Supramax, and Handysize indices by 33%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA decreased by 24.2% to $14.8 million in the first quarter of 2025, compared to the prior-year period. Total Adjusted EBITDA margin was 12.0% during the first quarter of 2025, compared to 18.6% during the prior year period. This decrease is primarily due to a decrease in market freight and time charter hire rates, which resulted in lower TCE earnings.

As of March 31, 2025, the Company had $63.9 million in cash and cash equivalents. Total debt, including finance lease obligations was $390.8 million. On December 30, 2024, the Company assumed approximately $100.6 million of indebtedness in connection with its transaction with Strategic Shipping, Inc. During the three months ended March 31, 2025, the Company repaid $11.03 million of long-term debt, financing obligations, and finance lease, while also distributing $6.73 million in cash dividends.

On May 8, 2025, the Company’s Board of Directors authorized a new share repurchase program. Pursuant to the authorized program, the Company may repurchase up to $15 million of its outstanding shares of common stock in the open market, in accordance with applicable rules and regulations. The authorization represents 5.6% of the Company’s market capitalization as of May 8, 2025. The Company’s decision to repurchase its shares, as well as the timing of such repurchases, will depend on a variety of factors, including the ongoing assessment of the Company’s capital needs, the market price of the Company’s common stock, general market conditions and other corporate considerations, as determined by management. The repurchase program may be suspended or discontinued at any time.

The Company's Board of Directors also declared a quarterly cash dividend of $0.05 per common share, to be paid on June 16, 2025 to all shareholders of record as of June 2, 2025.

MANAGEMENT COMMENTARY

"We showed disciplined execution during the first quarter, maintaining our cargo-focused strategy and delivering consistent premium TCE rates supported by our portfolio of long-term contracts," stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. "Our results reflected both the expected seasonal softness early in the quarter and increased market volatility driven by shifting U.S. trade policy dynamics."

"Strategically, we’re making progress integrating the Handysize fleet we acquired at the end of 2024, and that integration is already unlocking operational efficiencies across our broader platform," continued Filanowski. "We remain on track with our infrastructure investment at the Port of Tampa, which represents another step in the expansion of our Terminal and Stevedore business once completed late this year."

"While uncertainty and volatility continue to characterize the global trade environment, demand for core dry bulk commodities has remained resilient, and our trade routes have largely been insulated from the impact of tariffs," Filanowski added. "Revised U.S. Trade Representative proposals on port fees will not negatively impact our fleet operations. Our flexible model allows us to actively optimize vessel and cargo positioning to maximize returns. Through today we've executed 4,275 shipping days at an average TCE of $12,524 per day for the second quarter—demonstrating the continued strength of our commercial platform even in turbulent conditions."

“Looking ahead, the dry bulk market is navigating uncharted waters, but we remain confident in our ability to adapt, outperform and create durable long-term value through the cycle. With a focus on integration, we’re advancing targeted fleet investments and expanding our port logistics infrastructure, while maintaining disciplined capital allocation,” stated Filanowski.

“Pangaea remains focused on prudent capital allocation and long-term value creation,” concluded Filanowski. “In line with this commitment, our Board of Directors has authorized a new $15 million share repurchase program. This provides us with added flexibility to return capital to shareholders while continuing to invest in our business and preserve balance sheet strength. We intend to take a measured approach to deploying the program alongside our revised quarterly dividend, consistent with our strategy to maximize shareholder value in a dynamic operating environment.”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. Following the completion of the SSI acquisition in late 2024, the Company is focused on the integration of the handy sized fleet and leveraging these vessels to compliment and expand its terminal services and stevedoring operations. The Company is steadily advancing its terminal operations expansion at the Port of Tampa, with completion anticipated in the second half of 2025.

Continue to drive strong fleet utilization. In the first quarter, Pangaea's owned fleet of 41 vessels was well utilized on average, despite 160 days of off-hire due to dry dockings. The owned vessel fleet was supplemented with an average of 19 chartered-in vessels to support cargo and COA commitments. Through successful integration of the recently acquired fleet of handy-sized vessels, the Company is focused on improving utilization across it’s fleet and continuing to meet the dynamic demands of its customers.

Continue to upgrade fleet, while divesting older, non-core assets. Going forward Pangaea plans to selectively invest in its fleet with the purpose of maximizing TCE rates, meeting evolving regulatory requirements and supporting client cargo needs on an on-demand basis.

FIRST QUARTER 2025 CONFERENCE CALL

The Company’s management team will host a conference call on Tuesday, May 13, 2025, at 8:00 a.m. ET to discuss the Company’s financial results and recent events. Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

•Domestic: 1-800-343-4136

•International: 1-203-518-9843

•Conference ID: PANLQ125

To listen to a replay of the teleconference, available through May 20, 2025:

•Domestic Replay: 1-888-215-1487

•International Replay: 1-402-220-4938

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Voyage revenue	$109,659,800	$87,290,563
Charter revenue	9,992,999	15,031,027
Terminal & Stevedore Revenue	3,149,087	2,426,963
Total revenue	122,801,886	104,748,553
Expenses:
Voyage expense	60,307,182	37,114,664
Charter hire expense	17,640,670	27,142,850
Vessel operating expense	22,178,262	12,669,257
Terminal & Stevedore Expenses	2,551,341	2,079,187
General and administrative	7,274,493	7,278,003
Depreciation and amortization	9,923,492	7,436,473
Total expenses	119,875,440	93,720,434

Income from operations	2,926,446	11,028,119

Other income (expense):
Interest expense	(6,145,944)	(3,850,730)
Interest income	444,378	875,084
Income attributable to Non-controlling interest recorded as long-term liability interest expense	—	(815,102)
Unrealized gain on derivative instruments, net	183,540	5,084,339
Other income	392,906	343,924
Total other expense, net	(5,125,120)	1,637,515

Net (loss) income	(2,198,674)	12,665,634
Loss (income) attributable to non-controlling interests	217,797	(991,458)
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(1,980,877)	$11,674,176

(Loss) earnings per common share:
Basic	$(0.03)	$0.26
Diluted	$(0.03)	$0.25

Weighted average shares used to compute earnings per common share:
Basic	63,851,090	45,214,519
Diluted	63,851,090	45,914,772

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$63,948,677	$86,805,470
Accounts receivable (net of allowance of $6,619,042 and $5,492,901 at March 31, 2025 and December 31, 2024, respectively)	47,915,124	42,370,830
Inventories	36,031,774	32,848,241
Advance hire, prepaid expenses and other current assets	28,006,939	29,969,352
Total current assets	175,902,514	191,993,893

Fixed assets, net	705,349,704	707,826,328
Right of use assets, net	28,342,045	28,771,531
Goodwill	3,104,800	3,104,800
Other non-current Assets	5,289,742	4,760,529
Total assets	$917,988,805	$936,457,081

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$43,058,013	$46,581,567
Affiliated Companies payable	788,989	1,181,015
Deferred revenue	19,291,025	15,447,488
Current portion of secured long-term debt	16,616,022	16,576,195
Current portion of financing obligations	25,351,524	25,267,105
Current portion of lease liabilities	2,843,750	2,843,750
Dividend payable	1,048,066	1,210,991
Total current liabilities	108,997,389	109,108,111

Secured long-term debt, net	108,725,464	112,720,545
Financing Obligations, net	223,379,561	229,529,792
Long-term liabilities - other	9,733,675	10,434,298

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 65,621,562 shares issued and outstanding at March 31, 2025; 64,961,433 shares issued and outstanding at December 31, 2024	6,564	6,498
Additional paid-in capital	260,191,506	258,659,972
Retained earnings	160,604,727	169,155,149
Total Pangaea Logistics Solutions Ltd. equity	420,802,797	427,821,619
Non-controlling interests	46,349,919	46,842,716
Total stockholders' equity	467,152,716	474,664,335
Total liabilities and stockholders' equity	$917,988,805	$936,457,081

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net (loss) income	$(2,198,674)	$12,665,634
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	9,923,492	7,436,473
Amortization of deferred financing costs	311,565	205,472
Amortization of prepaid rent	29,942	30,467
Unrealized (gain) loss on derivative instruments	(183,540)	(5,084,339)
Income from equity method investee	(392,906)	(343,924)
Earnings attributable to non-controlling interest recorded as other long-term liability	—	815,102
Provision for doubtful accounts	1,158,555	358,080
Drydocking costs	(6,448,769)	(1,267,661)
Share-based compensation	1,531,600	1,138,677
Change in operating assets and liabilities:
Accounts receivable	(6,702,848)	5,535,687
Inventories	(3,183,533)	(5,595,378)
Advance hire, prepaid expenses and other current assets	1,213,545	(3,850,938)
Accounts payable, accrued expenses and other current liabilities	(3,257,785)	(1,187,491)
Deferred revenue	3,843,537	(1,856,580)
Net cash (used in) provided by operating activities	(4,355,819)	8,999,281

Investing activities
Purchase of vessels and vessel improvements	(58,163)	(130,000)
Purchase of fixed assets and equipment	(402,112)	(73,618)
Net cash used in investing activities	(460,275)	(203,618)

Financing activities
Payments of finance leases	(710,938)	(856,799)
Payments of long-term debt	(4,129,304)	(3,356,824)
Payments of financing obligations	(6,192,987)	(2,872,524)
Cash dividends paid	(6,732,470)	(4,874,127)
Payments to non-controlling interest	(275,000)	—
Net cash used in financing activities	(18,040,699)	(11,960,274)

Net change in cash and cash equivalents	(22,856,793)	(3,164,611)
Cash and cash equivalents at beginning of period	86,805,470	99,037,866
Cash and cash equivalents at end of period	$63,948,677	$95,873,255

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net Transportation and Service Revenue
Gross Profit	$10,228,418	$18,333,600
Add:
Vessel Depreciation and Amortization	9,896,013	7,408,995
Net transportation and service revenue	$20,124,431	$25,742,595

Adjusted EBITDA
Net (loss) income	(2,198,674)	12,665,634
Interest expense, net	5,701,566	2,975,646
Income attributable to Non-controlling interest recorded as long-term liability interest expense	—	815,102
Depreciation and amortization	9,923,492	7,436,473
EBITDA	13,426,384	23,892,855
Non-GAAP Adjustments:
Share-based compensation	1,531,600	1,138,677
Unrealized gain on derivative instruments, net	(183,540)	(5,084,339)
Adjusted EBITDA	$14,774,444	$19,947,193

(Loss) earnings per common share:
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(1,980,877)	$11,674,176

Weighted average number of common shares outstanding - basic	63,851,090	45,214,519
Weighted average number of common shares outstanding - diluted	63,851,090	45,914,772

Basic net (loss) income per share	$(0.03)	$0.26
Diluted net (loss) income per share	$(0.03)	$0.25

Adjusted EPS
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(1,980,877)	$11,674,176
Non-GAAP
Add:
Unrealized gain on derivative instruments	(183,540)	(5,084,339)
Non-GAAP adjusted net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(2,164,417)	$6,589,837

Weighted average number of common shares - basic	63,851,090	45,214,519
Weighted average number of common shares - diluted	63,851,090	45,914,772

Adjusted EPS - basic	$(0.03)	$0.15
Adjusted EPS - diluted	$(0.03)	$0.14

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses and terminal & stevedore expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.